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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                Jurisdiction of
                                                 incorporation       % of Voting
          NAME OF CORPORATION                   or organization  Securities Held
--------------------------------------------    ---------------  ---------------


Kronos, Inc.                                     Delaware                    100
  Kronos (US) Inc.                               Delaware                    100
  Kronos International, Inc.                     Delaware                    100
    NL Industries GmbH & Co. OHG                 Germany                     100
      Kronos Titan GmbH & Co. OHG                Germany                     100
        Unterstutzungskasse Kronos Titan-GmbH    Germany                     100
    Kronos Chemie-GmbH                           Germany                     100
    Kronos World Services S.A./N.V.              Belgium                     100
    Kronos Canada, Inc.                          Canada                      100
    2969157 Canada Inc.                          Canada                      100
    Bentone Sud, S.A.                            France                      100
    Societe Industrielle Du Titane, S.A.         France                       94
    Kronos Limited                               United Kingdom              100
    Kronos Denmark ApS                           Denmark                     100
      Kronos Europe S.A./N.V.                    Belgium                     100
        Kronos B.V.                              Holland                     100
      Kronos Norge A/S                           Norway                      100
        Kronos Titan A/S                         Norway                      100
        Titania A/S                              Norway                      100
          The Jossingfjord Manufacturing
           Company A/S                           Norway                      100
  Kronos Louisiana, Inc.                         Delaware                    100
    Louisiana Pigment Company, L.P.              Delaware                     50(a)
NL Capital Corporation                           Delaware                    100(b)
Other:
  NL Industries (USA), Inc.                      Texas                       100
  NLO, Inc.                                      Ohio                        100
  Salem Lead Company                             Massachusetts               100
  Sayre & Fisher Land Company                    New Jersey                  100
  RK Export, Inc.                                Barbados                    100(c)
  153506 Canada Inc.                             Canada                      100
  NL Industries Chemie, GmbH                     Germany                     100
  Tremont Holdings, LLC                          Delaware                    100
  NL Environmental Management Services, Inc.     New Jersey                   78(d)
  The 1230 Corporation                           California                  100
  United Lead Company                            New Jersey                  100

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(a)  Unconsolidated joint venture accounted for by the equity method.

(b) On February 1, 2000, NL Capital Corporation merged into Kronos International, Inc.

(c)  Liquidated in December 2000.

(d) Registrant directly owns 56% and indirectly owns 22% via 153506 Canada, Inc.